UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

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CannaPharmaRX, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	333-251016	27-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4439 Township Rd 304

Mountain View County, Alberta, Canada T0M 0R0

(Address of principal executive offices, including zip code)

(403) 637-0420

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers.

Departure of Director

On January 8, Rick Orman informed the Board of Directors (the “Board”) of CannaPharmaRx, Inc. (the “Company”) of his resignation as a member of the Board effective immediately.

Mr. Orman’s resignation from the Board did not indicate it was the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies, or practices of the Company

Item 8.01 Regulation FD Disclosure.

On January 12, 2026, the Company issued a press release providing corporate updates and 2026 growth strategy. A copy of the press release is furnished as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Resignation letter from Rick Orman

99.2	Press Release dated January 12, 2026

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNAPHARMARX, INC.

January 12, 2026	By:	/s/ Constantine Nkafu
	Name:	Constantine Nkafu
	Title:	Chief Executive Officer

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